Exhibit 1.1

27,840,000 Shares

KBR, Inc.

Common Stock

UNDERWRITING AGREEMENT

                            , 2006

CREDIT SUISSE SECURITIES (USA) LLC

GOLDMAN, SACHS & CO.

UBS SECURITIES LLC,

As Representatives of the Several Underwriters,

c/o Credit Suisse Securities (USA) LLC,

Eleven Madison Avenue,

New York, N.Y. 10010-3629

Dear Sirs:

1. Introductory. KBR, Inc., a Delaware corporation (“Company”), proposes to issue and sell 27,840,000 shares (“Firm Securities”) of its Common Stock, par value $.001 per share (“Securities”), and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 4,176,000 additional shares (“Optional Securities”) of its Securities as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”. KBR Holdings, LLC, a Delaware limited liability company (“Holdings”), and its subsidiaries currently conduct the business described in the Registration Statement, the General Disclosure Package and the Prospectus (each as defined below). Prior to the First Closing Date (as defined below), the Company will own Holdings. Each of the Company and Holdings hereby agrees with the several Underwriters named in Schedule A hereto (“Underwriters”) as follows:

2. Representations and Warranties of the Company. Each of the Company and Holdings represents and warrants to, and agrees with, the several Underwriters that:

(a) registration statement (No. 333-133302) relating to the Offered Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission (“Commission”) and either (i) has been declared effective under the Securities Act of 1933 (“Act”) and is not proposed to be amended or (ii) is proposed to be amended by amendment or post-effective amendment. If such registration statement (“initial registration statement”) has been declared effective, either (i) an additional registration statement (“additional registration statement”) relating to the Offered Securities may have been filed with the Commission pursuant to Rule 462(b) (“Rule 462(b)”) under the Act and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (ii) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) (“Rule 462(c)”) under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, “Effective Time” with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (i) if the Company has advised the Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (ii) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). “Effective Date” with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) (“Rule 430A(b)”) under the Act, is hereinafter referred to as the “Initial Registration Statement”. The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the “Additional Registration Statement”. The Initial Registration Statement and the Additional Registration Statement are herein referred to collectively as the “Registration Statements” and individually as a “Registration Statement”. “Registration Statement” without reference to a time means the Registration Statement as of its Effective Time. “Registration Statement” as of any time means the initial registration statement and any additional registration statement in the form then filed with the Commission, including any amendment thereto and any prospectus deemed or retroactively deemed to be a part thereof that has not been superseded or modified. For purposes of the previous sentence, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A shall be considered to be included in the Registration Statement as of the time specified in Rule 430A. “Statutory Prospectus” as of any time means the prospectus included in the Registration Statement immediately prior to that time, including any prospectus deemed to be a part thereof that has not been superseded or modified. For purposes of the preceding sentence, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) (“Rule 424(b)”) under the Act. “Prospectus” means the Statutory Prospectus that discloses the public offering price and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act. “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g). “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in a schedule to this Agreement. “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus. “Applicable Time” means :00 [a/p]m (Eastern time) on the date of this Agreement.

(b) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (i) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission (“Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all material respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(c) (i) At the time of the initial filing of the initial registration statement and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company, Holdings or any subsidiary of either the Company or Holdings in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company or Holdings in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(d) As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the Statutory Prospectus distributed generally to prospective investors and the pricing information set forth on Schedule B hereto, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any prospectus included in the Registration Statement or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(e) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement, the Statutory Prospectus or the Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus through the completion of the public offer and sale of the Offered Securities there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(f) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package and Holdings has been duly formed and is an existing limited liability company in good standing under the laws of the State of Delaware, with limited liability power and authority to own its properties and conduct its business as described in the General Disclosure Package; and each of the Company and Holdings is duly qualified to do business as a foreign corporation or limited liability company, as applicable, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

(g) Each subsidiary of Holdings has been duly formed or incorporated and is existing in good standing as a corporation, limited liability company or limited partnership, as applicable, under the laws of the jurisdiction of its incorporation or formation, with corporate, limited liability company or limited partnership power and authority to own its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of Holdings is duly qualified to do business in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; except where any such failure to be so qualified or in good standing in such other jurisdictions would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company, Holdings and their subsidiaries taken as a whole (“Material Adverse Effect”); all of the issued and outstanding capital stock of Holdings and each of its material subsidiaries (as identified on Schedule C hereto furnished by the Company and which each of Holdings and the Company represent lists all material subsidiaries of Holdings (each such subsidiary, a “Material Subsidiary” and collectively, the “Material Subsidiaries”)) has been duly authorized and validly issued and is fully paid and nonassessable; the capital stock of each Material Subsidiary owned by Holdings, directly or through subsidiaries, is owned free from liens, encumbrances and defects; and the capital stock of Holdings owned by Halliburton Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(h) The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date (as defined below), such Offered Securities will have been, validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the General Disclosure Package; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities.

(i) Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company or Holdings and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(j) Except for the Registration Rights Agreement between Halliburton Company and the Company to be entered into on or prior to the First Closing Date and as described under the caption, “Our Relationship With Halliburton—Registration Rights Agreement” in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

(k) The Offered Securities have been approved for listing on the New York Stock Exchange subject to notice of issuance.

(l) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities by the Company, except such as have been obtained and made under the Act and such as may be required under state securities laws.

(m) The execution, delivery and performance of this Agreement, and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, Holdings or any subsidiary of Holdings or any of their properties, (ii) any agreement or instrument to which the Company, Holdings or any such subsidiary is a party or by which the Company, Holdings or any such subsidiary is bound or to which any of the properties of the Company, Holdings or any such subsidiary is subject, or (iii) the certificate of incorporation or by-laws of the Company or the certificate of formation or limited liability company agreement of Holdings, except, in the case of clauses (i) and (ii), where any such breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect; and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

(n) This Agreement has been duly authorized, executed and delivered by each of the Company and Holdings.

(o) Except as disclosed in the General Disclosure Package, Holdings and its subsidiaries (i) have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would affect the value thereof or interfere with the use made or to be made thereof by them, and (ii) except as disclosed in the General Disclosure Package, Holdings and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would interfere with the use made or to be made thereof by them, except, in each case, for such liens, encumbrances, defects or exceptions that would not have a Material Adverse Effect.

(p) Holdings and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except where the lack thereof would not, individually or in the aggregate, have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to Holdings or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(q) No labor dispute with the employees of Holdings or any subsidiary exists or, to the knowledge of either the Company or Holdings, is imminent that is reasonably expected to have a Material Adverse Effect.

(r) Holdings and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, except where the failure to own, possess or acquire such intellectual property rights would not, individually or in the aggregate, have a Material Adverse Effect and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to Holdings or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(s) Except as disclosed in the General Disclosure Package, neither the Company, Holdings nor any of Holdings’ subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and neither the Company nor Holdings is aware of any pending investigation which is reasonably expected to lead to such a claim.

(t) Except as disclosed in the General Disclosure Package, there are no pending or, to either of the Company’s or Holdings’ knowledge, threatened or contemplated actions, suits or proceedings against or affecting the Company, Holdings or any of Holdings’ subsidiaries or any of their respective properties that, if determined adversely to the Company, Holdings or any of Holdings’ subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company or Holdings to perform their obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities.

(u) The financial statements included in each Registration Statement and the General Disclosure Package present fairly the financial position of each of (i) Holdings and its consolidated subsidiaries and (ii) the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements comply in all material respects with the applicable requirements of the Act and have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the schedules included in each Registration Statement present fairly the information required to be stated therein.

(v) Except as disclosed in the General Disclosure Package, since the date of the respective latest audited financial statements of each of Holdings and the Company included in the General Disclosure Package there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of Holdings and its subsidiaries taken as a whole or the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by either of Holdings or the Company on any class of their respective capital stock.

(w) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be an “investment company” as defined in the Investment Company Act of 1940.

(x) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, each of Holdings and the Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that is designed to ensure that information required to be disclosed by the Company, including with respect to Holdings, in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(y) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, each of Holdings and the Company makes and keeps accurate books and records and maintains a system of internal controls over financial reporting sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(z) From and after the filing of the Initial Registration Statement, there is and has been no failure on the part of either of Holdings or the Company or any of their directors, members or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(aa) Except for the matters described under the caption “Business–Legal Proceedings–FCPA Investigations” in the General Disclosure Package or as otherwise disclosed in the General Disclosure Package, to the knowledge of each of Holdings and the Company (i) none of the Company, Holdings, any of their subsidiaries, any of their majority owned or otherwise controlled joint ventures or any director, officer, agent or employee of the Company, Holdings, any of their subsidiaries or, with respect to any of such persons who are also employees of the Company or Holdings, any of their majority owned or otherwise controlled joint ventures is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and (ii) the Company, Holdings, their subsidiaries, their majority owned or otherwise controlled joint ventures and the directors, officers, agents and employees of the Company, Holdings, their subsidiaries and, with respect to any of such persons who are also employees of the Company or Holdings, their majority owned or otherwise controlled joint ventures have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(bb) To the knowledge of each of Holdings and the Company, the operations of the Company, Holdings, their subsidiaries and their majority owned or otherwise controlled joint ventures are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of (i) the Currency and Foreign Transactions Reporting Act of 1970, as amended, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any U.S. governmental agency (collectively, the “CFTRA”) and (ii) the money laundering statutes of all non-U.S. jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any non-U.S. governmental agency (collectively with the CFTRA, the “Money Laundering Laws”), except in the case of clause (ii), where any such failure to comply would not, individually or in the aggregate, have a Material Adverse Effect; and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, Holdings, any of their subsidiaries or any of their majority owned or otherwise controlled joint ventures with respect to the Money Laundering Laws is pending or, to the knowledge of either of Holdings or the Company, threatened.

(cc) To the knowledge of each of Holdings and the Company, none of the Company, Holdings, any of their subsidiaries, any of their majority owned or otherwise controlled joint ventures or any director, officer, agent or employee of the Company, Holdings, any of their subsidiaries or, with respect to any of such persons who are also employees of the Company or Holdings, any of their majority owned or otherwise controlled joint ventures is currently subject to any penalty, charging or warning letter, settlement agreement or order relating to any U.S. sanctions administered by or on behalf of the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, any majority owned or otherwise controlled joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any penalty, charging or warning letter, settlement agreement or order relating to any U.S. sanctions administered by or on behalf of OFAC.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of $             per share, the respective numbers of shares of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.

The Company will deliver the Firm Securities to the Representatives for the accounts of the Underwriters, against payment of the purchase price in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company at the office of Baker Botts L.L.P., 910 Louisiana, Houston, Texas 77002-4995, at [            ] A.M., New York time, on [            ], 2006, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Firm Securities so to be delivered will be in uncertificated form and in such denominations and registered in such names as the Representatives request and shall be delivered through the facilities of The Depository Trust Company (“DTC”), unless the Representatives shall otherwise instruct.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to the Representatives for the accounts of the several Underwriters, against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company, at the office of Baker Botts L.L.P., 910 Louisiana, Houston, Texas 77002-4995. The Optional Securities being purchased on each Optional Closing Date will be in uncertificated form and in such denominations and registered in such names as the Representatives request upon reasonable notice prior to such Optional Closing Date and shall be delivered through the facilities of DTC, unless the Representatives shall otherwise instruct.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

5. Certain Agreements of the Company. Each of the Company and Holdings agrees with the several Underwriters that:

(a) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives (which consent shall not be unreasonably withheld or delayed), subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives (which consent shall not be unreasonably withheld or delayed).

(b) The Company will advise the Representatives promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any) or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent (which consent shall not be unreasonably withheld or delayed); and the Company will also advise the Representatives promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or any Statutory Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use commercially reasonable best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(c) If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be required to be) delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

(d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(e) The Company will furnish to the Representatives copies of each Registration Statement (three of which will be signed and will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives reasonably request. The Prospectus shall be so furnished on or prior to 10:00 A.M., New York time, on the second business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f) The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify the Offered Securities for sale under the applicable securities laws of such states and other jurisdictions as the Representatives designate and shall continue such qualifications in effect so long as required for the distribution of the Offered Securities; provided, however, that the Company shall not be obligated to qualify or register as a foreign corporation or as a dealer in securities or to take any action that would subject it to general service of process in any such jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) The Company and Holdings will pay all expenses incident to the performance of their respective obligations under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Representatives designate and the printing of memoranda relating thereto, for the filing fee incident to the review by the National Association of Securities Dealers, Inc. of the Offered Securities, for any travel expenses of the Company’s and Holdings’ officers and employees and any other expenses of the Company and Holdings in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, including the cost of any aircraft chartered in connection with attending or hosting such meetings, for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.

(h) For the period specified below (the “Lock-Up Period”), the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act (other than a registration statement or statements on Form S-8 or any successor form in connection with the registration of securities issuable under the KBR, Inc. 2006 Stock and Incentive Plan (the “Company Plan”) and the transitional stock adjustment plan described under the caption “Management—Anticipated Conversion of Halliburton Equity-Based Awards into KBR Equity-Based Awards” in the General Disclosure Package (the “Transitional Plan”)) relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives, except with respect to Securities and Securities-based awards (i) under the Company Plan that are expected to be granted to outside directors of the Company as described under the caption “Management—Board Structure and Compensation of Directors” in the General Disclosure Package, (ii) under the Company Plan that are expected to be granted to employees after the First Closing Date as set forth in the table under the caption “Management–KBR, Inc. 2006 Stock and Incentive Plan” in the General Disclosure Package and (iii) under the Transitional Plan that may be granted in connection with the anticipated conversion of Halliburton Company equity awards held by the Company’s employees that have been granted under Halliburton Company’s 1993 Stock and Incentive Plan into equity awards relating to the Company’s Securities as described under the caption “Management—Anticipated Conversion of Halliburton Equity-Based Awards into KBR Equity-Based Awards.” The initial Lock-Up Period will commence on the date hereof and will continue and include the date 180 days after the date hereof or such earlier date that the Representatives consent to in writing; provided, however, that if (i) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension. The Company will provide the Representatives with notice of any announcement described in clause (ii) of the preceding sentence that gives rise to an extension of the Lock-Up Period.

6. Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the

Company herein, it being understood and agreed by the Company that all references to Holdings in each instance where it appears in the representations and warranties shall be deemed to refer to the Company, to the accuracy of the statements of Company and Holdings’ officers made pursuant to the provisions hereof, to the performance by the Company and Holdings of their respective obligations hereunder and to the following additional conditions precedent:

(a) The Representatives shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of KPMG LLP confirming that they are independent public accountants with respect to each of the Company and Holdings within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

(i) in their opinion the financial statements and schedules examined by them and included in the Registration Statements and each Statutory Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

(ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on the unaudited financial statements included in the Registration Statements;

(iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company and Holdings inquiries of officials of the Company and Holdings who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

(A) the unaudited financial statements and schedules included in the Registration Statements and each Statutory Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements and schedules for them to be in conformity with generally accepted accounting principles;

(B) with respect to Holdings, (i) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in long-term debt of Holdings and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or member’s equity, as compared with amounts shown on the latest balance sheet included in the General Disclosure Package; or (ii) for the period from the closing date of the latest income statement included in the General Disclosure Package to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated revenues, or in the total or per share amounts of net income; or

(C) with respect to the Company, at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in long-term debt of the Company or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or shareholder’s equity, as compared with amounts shown on the latest balance sheet included in the General Disclosure Package,

except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the General Disclosure Package discloses have occurred or may occur or which are described in such letter;

(iv) they have read the unaudited pro forma condensed consolidated financial statements of the Company and have performed specified procedures in connection therewith; and

(v) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statements, each Statutory Prospectus and each Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectus that is an “electronic road show,” as defined in Rule 433(h)) and the General Disclosure Package (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

For purposes of this subsection, (i) if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, “Registration Statements” shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, (ii) if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration is subsequent to such execution and delivery, “Registration Statements” shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and (iii) “Prospectus” shall mean the prospectus included in the Registration Statements.

(b) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by the Representatives. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by the Representatives. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.

(c) On or after the Applicable Time, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company, Holdings and their subsidiaries taken as one enterprise which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company or Holdings by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company or Holdings (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in

U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company or Holdings on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States; or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

(d) The Representatives shall have received an opinion and negative assurance, dated such Closing Date, of Baker Botts L.L.P., counsel for the Company, to the effect that:

(i) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in each of the General Disclosure Package and the Prospectus; and the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of the State of Texas;

(ii) The Offered Securities delivered on such Closing Date have been duly and validly authorized and issued, are fully paid and nonassessable and conform as to legal matters in all material respects to the description thereof contained in each of the General Disclosure Package and the Prospectus; and the stockholders of the Company have no preemptive rights under the Certificate of Incorporation and Bylaws of the Company, the Delaware General Corporation Law or, to the knowledge of such counsel, any other agreement or instrument to which the Company is a party, with respect to the Offered Securities;

(iii) Except for the Registration Rights Agreement between Halliburton Company and the Company to be entered into on or prior to the First Closing Date and as described under the caption, “Our Relationship With Halliburton—Registration Rights Agreement” in the General Disclosure Package, there are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

(iv) The Company is not an “investment company”, as such term is defined in the Investment Company Act of 1940;

(v) No consent, approval, authorization, order, registration or qualification of or with any U.S. court or governmental agency or body is required for the sale of the Offered Securities or the consummation by the Company of the transactions contemplated by the Underwriting Agreement, except the registration under the Act of the Offered Securities and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Offered Securities by the Underwriters;

(vi) The Initial Registration Statement was declared effective under the Act as of the date and time specified in such opinion, the Additional Registration Statement (if any) was filed and became effective under the Act as of the date and time (if determinable) specified in such opinion, the Prospectus either was filed with the Commission pursuant to the subparagraph of

Rule 424(b) specified in such opinion on the date specified therein or was included in the Initial Registration Statement or the Additional Registration Statement (as the case may be), and, to the knowledge of such counsel, no stop order suspending the effectiveness of a Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission under the Act;

(vii) Such counsel does not know of any contracts or documents of a character required to be described in a Registration Statement or the Prospectus or to be filed as exhibits to a Registration Statement which are not described and filed as required;

(viii) To such counsel’s knowledge and other than as disclosed in each of the General Disclosure Package and the Prospectus, (i) there are no legal or governmental proceedings pending by or before any court or governmental agency, authority or body to which the Company or any of its Material Subsidiaries is a party or of which any property of the Company or any of its Material Subsidiaries is subject that is required to be described in a Registration Statement or the Prospectus that is not so described and (ii) there are no legal or governmental proceedings pending or threatened by governmental authorities or others against the Company or any of its subsidiaries with respect to any United States antitrust laws, or under the FCPA or analogous applicable foreign statutes and regulations, in either case of the nature described in the General Disclosure Package and the Prospectus under the headings “Business—Legal Proceedings—Bidding Investigations” and “—FCPA Investigations”, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect;

(ix) The statements set forth in each of the General Disclosure Package and the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Securities, fairly and accurately summarize in all material respects the terms of the Offered Securities;

(x) Although the discussion set forth in each of the General Disclosure Package and the Prospectus under the caption “Material United States Federal Tax Considerations for Non-U.S. Holders” does not purport to discuss all possible United States Federal income tax consequences of the purchase, ownership and disposition of the Offered Securities, in such counsel’s opinion, such discussion constitutes in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of the Offered Securities by the non-U.S. holders addressed therein based upon current law and subject to the qualifications set forth therein;

(xi) Each Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to the date hereof (other than the financial statements and related schedules therein, and the notes thereto and the auditors’ report thereon and other financial data included therein, or omitted therefrom, as to which such counsel need express no opinion) as of their respective effective or issue dates, appeared on their face to have complied as to form in all material respects with the requirements of the Act and the rules and regulations thereunder;

(xii) The Company has authorized capital stock as set forth in each of the General Disclosure Package and the Prospectus, and all of the issued shares of capital stock of the Company (including the Offered Securities being delivered on the Closing Date when issued and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement) have been duly and validly authorized and issued and are fully paid and non-assessable; and

(xiii) This Agreement has been duly authorized, executed and delivered by each of the Company and Holdings.

Such counsel shall also include, in a separate paragraph of its opinion, statements to the following effect: such counsel has participated in conferences with officers and other representatives of the Company and Holdings, with representatives of the independent registered public accounting firm of the Company and Holdings, with Special Counsel to the Company, and with representatives of and counsel for the Underwriters, at which the contents of the Registration Statement, the Prospectus, the General Disclosure Package and related matters were discussed, and although such counsel did not independently verify such information, and is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in, the Prospectus, the Registration Statement or the General Disclosure Package (except to the extent stated in Sections 7(d)(ix) and (x) above), on the basis of the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that (A) the Registration Statement (other than (i) the financial statements and schedules contained therein, including the notes thereto and the independent registered public accounting firm’s reports thereon and (ii) the other financial data included therein or omitted therefrom), as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) that the Prospectus (other than (i) the financial statements and schedules contained therein, including the notes thereto and the independent registered public accounting firm’s reports thereon, and (ii) the other financial data included therein or omitted therefrom), as of its date or as of such Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) that the General Disclosure Package (consisting collectively of the documents specified in a schedule to such counsel’s opinion) (other than (i) the financial statements and schedules contained therein, including the notes thereto and the independent registered public accounting firm’s reports thereon, and (ii) the other financial data included therein or omitted therefrom), as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Such counsel may state that the opinions expressed are based on and are limited to the laws of the State of Texas, the General Corporation Law of the State of Delaware, the contract law of the State of New York and the federal laws of the United States, as currently in effect.

(e) The Representatives shall have received an opinion, dated such Closing Date, of Andrew D. Farley, Senior Vice President and General Counsel of the Company, to the effect that:

(i) Each Material Subsidiary has been duly formed and is validly existing and in good standing under the laws of the jurisdiction of its formation, and each of the Company and each Material Subsidiary has been duly qualified to do business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified and in good standing could not have a Material Adverse Effect; and all of the issued ownership interests of each Material Subsidiary have been duly and validly authorized and issued in accordance with the organizational documents of such Material Subsidiary, are fully paid and non-assessable, if applicable, and (except for directors’ qualifying shares, if applicable) the ownership interests of each Material Subsidiary owned by the Company directly or indirectly are owned, free and clear of all liens, encumbrances, equities or claims, except as set forth in each of the General Disclosure Package and the Prospectus (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company and public officials, provided that such counsel shall state that they believe that both the Representatives and they are justified in relying upon such opinions and certificates);

(ii) Except as disclosed in each of the General Disclosure Package and the Prospectus, to such counsel’s knowledge, no legal or governmental proceedings are pending, threatened or contemplated by governmental authorities or pending or threatened by others against the Company or any of its subsidiaries which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; provided, however, such counsel expresses no opinion with respect to any pending, threatened or contemplated proceedings under any United States antitrust laws, or under the FCPA or analogous applicable foreign statutes and regulations, in either case of the nature described in the General Disclosure Package and the Prospectus under the headings “Business—Legal Proceedings—Bidding Investigations” and “—FCPA Investigations”;

(iii) The compliance by each of the Company and Holdings with all of the provisions of this Agreement and the consummation of the transactions herein contemplated (a) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, Holdings or any of their subsidiaries is a party or by which the Company, Holdings or any of their subsidiaries is bound or to which any of the property or assets of the Company, Holdings or any of their subsidiaries is subject, which conflict, breach, violation or default would individually, or in the aggregate, have a Material Adverse Effect, (b) will not result in any violation of the provisions of the Amended and Restated Certificate of Incorporation or Amended and Restated By-laws of the Company or the Certificate of Formation or Limited Liability Company Agreement of Holdings, each as amended to date, and (c) will not result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, Holdings or any of their subsidiaries or any of their properties, which violation of any such statute, order or regulation would individually, or in the aggregate, have a Material Adverse Effect; and

(iv) Neither the Company nor any of its Material Subsidiaries is in violation of its organizational or governing documents or, except as set forth in each of the General Disclosure Package and the Prospectus, is in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound.

Such counsel may state that the opinions expressed are limited in all respects to the federal laws of the United States, the laws of the State of Texas and the General Corporation Law of the State of Delaware, all as in effect on the date thereof. Further, such counsel may state that such counsel expresses no opinion with respect to the Act, the Securities Exchange Act of 1934, as amended, or as to any consent, approval, authorization, statute, order, rule or regulation of any governmental agency or regulatory body as may be required under any state securities or “blue-sky” laws.

(f) The Representatives shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriters, such opinion or opinions and negative assurance letter, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g) The Representatives shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct, it being understood and agreed by the Company that all references to Holdings in each instance where it appears in the representations and warranties shall be deemed to refer to the Company; each of the Company and Holdings have complied with all agreements and satisfied all conditions on their respective parts to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, in accordance with Section 5(a) of this Agreement; and, subsequent to the date of the most recent financial statements of each of Holdings and the Company in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition

(financial or other), business, properties or results of operations of the Company, Holdings and their subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(h) The Representatives shall have received a letter, dated such Closing Date, of KPMG LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

(i) On or prior to the date of this Agreement, the Representatives shall have received lockup letters from Halliburton Company and each of the executive officers and directors of the Company.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8. Indemnification and Contribution. (a) The Company and Holdings, jointly and severally, will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, each Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and Holdings will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company and Holdings, their respective directors and the officers of the Company who have signed a Registration Statement and each person, if any who controls the Company or Holdings, as applicable, within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company or Holdings may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, each Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company or Holdings in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: (i) the concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting”, (ii) the information contained in the sixth paragraph under the caption “Underwriting”, (iii) the information contained in the thirteenth paragraph under the caption “Underwriting” related to stabilizing transactions, syndicate covering transactions and penalty bids and (iv)

the information in the fourteenth paragraph under the caption “Underwriting” related to prospectuses in electronic format and Internet distributions.

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Holdings on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and Holdings on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and Holdings on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and Holdings bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and Holdings or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company and Holdings under this Section shall be in addition to any liability which the Company or Holdings may otherwise have and shall extend, upon the same terms and conditions, to the partners, members, directors, officers and affiliates of, and each person, if any, who controls, any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company and Holdings, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company or Holdings, as applicable, within the meaning of the Act.

9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company, Holdings and their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, Holdings or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company, Holdings and the Underwriters pursuant to Section 8 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives at Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group; Goldman, Sachs & Co., One New York Plaza, 42nd Floor, New York, N.Y. 10004, Attention: Registration Department; and UBS Securities LLC, 299 Park Avenue, New York, N.Y. 10171-0026, Attention: Syndicate Department, or, if sent to the Company or Holdings will be mailed, delivered or telegraphed and confirmed to them at KBR, Inc., 4100 Clinton Drive, Houston, TX 77002-6237, Attention: Chief Financial Officer, with a copy to the General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) the Representatives have been retained solely to act as underwriters in connection with the sale of the Company’s Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Representatives has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representatives have advised or are advising the Company on other matters;

(b) the price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) it has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) it waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

Each of Holdings and the Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each Underwriter, the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and Holdings (on its behalf and, to the extent permitted by applicable law, on behalf of its members and affiliates) each waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company and Holdings one of the counterparts hereof, whereupon it will become a binding agreement among the Company, Holdings and the several Underwriters in accordance with its terms.

Very truly yours,

KBR, INC.

By
[title]

KBR HOLDINGS, LLC

By
[title]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC GOLDMAN, SACHS & CO. UBS SECURITIES LLC

Acting on behalf of themselves and as the Representatives of the several Underwriters

By	CREDIT SUISSE SECURITIES (USA) LLC

By
[title]

(GOLDMAN, SACHS & CO.)

UBS SECURITIES LLC

By
[title]

By
[title]

SCHEDULE A

Underwriter	Number of Firm Securities
Credit Suisse Securities (USA) LLC
Goldman, Sachs & Co.
UBS Securities LLC
Citigroup Global Markets Inc.
HSBC Securities (USA) Inc.
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Scotia Capital (USA) Inc.
Wachovia Capital Markets, LLC
D.A. Davidson & Co.
Pickering Energy Partners, Inc.
Simmons & Company International

Total

SCHEDULE B

Pricing Information

The pricing information set forth below was conveyed orally:

Number of Firm Securities Offered: [            ]

Price per Security: [            ]

SCHEDULE C

Material Subsidiaries

BITC (US) LLC

Brown & Root Toll Road Investment Partners, Inc.

Devonport Royal Dockyard Limited

KBR Group Holdings, LLC

KBR Holdings, LLC*

Kellogg Brown & Root (Canada)

Kellogg Brown & Root Holdings (U.K.) Limited

Kellogg Brown & Root Holdings Limited

Kellogg Brown & Root Limited

Kellogg Brown & Root Services, Inc.

Kellogg Brown & Root LLC

* KBR Holdings, LLC will be a Material Subsidiary of the Company as of the date it becomes a subsidiary of the Company, which will be on or prior to the First Closing Date.